Exhibit 10.2
EXECUTION VERSION
AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT
     AMENDMENT NO. 1, dated as of February 26, 2010 (this “Amendment”), among RHI Entertainment, LLC (the “Borrower”), its subsidiaries party to the Credit Agreement described below as Guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”), RHI Entertainment Holdings II, LLC (the “Parent”), the Lenders party to the Credit Agreement described below (the “Lenders”) and Wilmington Trust FSB, as successor to JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”) to the FORBEARANCE AGREEMENT described below.
     WHEREAS, the Borrower, the Guarantors, the Parent, the Lenders and the Agent are parties to a Credit, Security, Guaranty and Pledge Agreement, dated as of June 23, 2008 (as the same may have been or may from time to time be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
     WHEREAS, the Borrower, the Guarantors, the Parent, the Agent, the Lenders constituting the Required Lenders under the Credit Agreement have entered into that certain Forbearance Agreement dated as of February 12, 2010 (as amended, restated, supplemented or modified from time to time, including (upon satisfaction of the conditions precedent set forth herein) via this Amendment, the “Forbearance Agreement”).
     WHEREAS, pursuant to the Forbearance Agreement, among other things, the Agent and the Required Lenders agreed to forbear from exercising remedies with respect to, and to temporary waivers with respect to, certain “Specified Defaults” through the end of a “Forbearance Period” with a stated expiration date of 5:00 p.m. (New York City time) on February 26, 2010.
     WHEREAS, the Agent and the Required Lenders are willing to agree, subject to the terms and conditions of this Amendment, to provide for an extension of the scheduled termination of the forbearances and temporary waivers provided in the Forbearance Agreement.
     WHEREAS, the Borrower, the Guarantors, the Parent, a majority of the First Lien Lenders, the First Lien Agent and certain counterparties to the Borrower’s swap agreements have entered into a forbearance agreement, dated as of December 23, 2009 (as amended on January 22, 2010 and on February 26, 2010, and as may be further amended, supplemented or modified from time to time, the “First Lien Forbearance Agreement”), pursuant to which they have agreed to provide the forbearance and temporary waivers referred to therein.
     WHEREAS, in order to induce the Agent and the Required Lenders to agree to such extension, the Credit Parties have agreed to make certain acknowledgments and enter into certain agreements as hereinafter set forth.
     ACCORDINGLY, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms not otherwise defined herein are used as defined in the Forbearance Agreement or the Credit Agreement, as applicable.
     2. Acknowledgment of Events of Default. The Credit Parties acknowledge and agree that the following Events of Default exist under the Credit Agreement: (A) an Event of Default under Section 7(c) of the Credit Agreement as a result of Borrower’s failure to pay interest on the Loans when due and (B) an Event of Default under Section 7(g) of the Credit Agreement as a result of the failure of a Credit Party to make deferred purchase price payments in excess of $17,000,000.
     3. Amendments to Forbearance Agreement.
          (a) The definition of the following term appearing in the Forbearance Agreement is hereby amended and restated in its entirety:
“Stated Expiration Date” shall mean 5:00 p.m. (New York City time) on March 31, 2010.
          (b) Section 4(c)(vii) of the Forbearance Agreement is hereby amended by deleting the reference to “January 22, 2010” appearing therein and replacing it with the text “the date of effectiveness of Amendment No. 2 dated February 26, 2010 to the First Lien Forbearance Agreement”.
          (c) Section 4(c)(viii) of the Forbearance Agreement is hereby replaced in its entirety with the following:
“(viii) that the Credit Parties shall not permit their aggregate minimum cash balance at any time to be less than $10,000,000;”.
          (d) Section 4(c)(ix) of the Forbearance Agreement is hereby replaced in its entirety with the following:
“(ix) that the Credit Parties will deliver to the Agent, as and when the same is delivered to the First Lien Agent, the information required to be provided to the First Lien Agent pursuant clauses 6(c)(ix) [rolling update to Base Cash Flow Schedule], 6(c)(xii) [February 28, 2010 monthly financials], 6(c)(xxi) [greenlighting status reports], 6(c)(xxii) [2009 audited financials], 6(c)(xxiii) [Restructuring Documents], 6(c)(xxiv) [documentation for 2010 slate] and 6(c)(xxv) [notices from guilds and others] of the First Lien Forbearance Agreement;”.
          (e) Section 4(c)(xi) of the Forbearance Agreement is amended by deleting the phrase “the deposit account numbered 001-01150-8 maintained by the Borrower with American Express;”, and any failure by the Credit Parties to use their best efforts to deliver an Account Control Agreement with respect to such account prior to February 25, 2010 is hereby waived.
          (f) Schedule 1 to the Forbearance Agreement, which reflects the “Specified Defaults”, is hereby replaced in its entirety with Schedule 1 to this Amendment.

     4. Incorporation of Terms. Upon the effectiveness of this Amendment, (a) the forbearances contained in Section 2(a) the Forbearance Agreement (and, in the case of the Specified Defaults listed as Item 1 appearing on Schedule 1 to this Amendment, the temporary waivers with respect thereto contained in Section 2(b) of the Forbearance Agreement (as modified by this Amendment)) are hereby remade and extended with respect to the revised schedule of Specified Defaults attached as Schedule 1 to this Amendment during the Forbearance Period (as modified by the amendment to the “Stated Expiration Date” set forth in this Amendment) and (b) the reservation of rights contained in Section 3 of the Forbearance Agreement is hereby restated and reaffirmed in all respects.
     5. Acknowledgements, Representations, Warranties, Confirmations, and Agreements.
          (a) Each Credit Party hereby represents and warrants to Agent and each of the Lenders that:
               (i) no Defaults or Events of Defaults other than the Specified Defaults listed on Schedule 1 hereto have occurred and are continuing as of the date hereof or, as of the date hereof, are expected to occur prior to the Stated Expiration Date (as such term would be modified via this Amendment);
               (ii) Schedule 2 hereto identifies each of the Credit Parties’ and each of their Subsidiaries’ deposit accounts, lists the balances in such deposit accounts as of February 19, 2010 and specifies whether or not an Account Control Agreement has been delivered with respect to such deposit account;
               (iii) as of February 19, 2010, the aggregate gross value of all of the assets of any Subsidiaries which have not become a Credit Party because of the $250,000 threshold appearing in Section 5.21 of the Credit Agreement, is approximately $85,000, and Schedule 3 hereto identifies the gross asset value of such Subsidiaries on a per-Subsidiary basis.
          (b) Each Credit Party hereby covenants and agrees to continue to comply with each of the covenants and agreements contained in Section 4(c) of the Forbearance Agreement as the same is being modified by this Amendment.
          (c) Each Credit Party and the Parent hereby forever releases the Agent and each of the Lenders from any and all liens, claims, interests and causes of action of any kind or nature (each, a “Claim”) that any Credit Party now has or may hereafter have against the Agent or any of the Lenders, and hereby agrees to indemnify and hold harmless the Agent and each of the Lenders for all Claims that any Person may bring against the Agent or any of the Lenders that (i) arise under or in connection with the Credit Agreement or any other Fundamental Documents based on facts existing on or before the date hereof or (ii) arise under or in connection with the Forbearance Agreement (as modified by this Amendment); provided that the Credit Parties may bring claims or causes of action solely to enforce the provisions of the Forbearance Agreement (as modified by this Amendment).
     6. Conditions to Effectiveness. The provisions of this Amendment shall not become effective unless and until each of the following conditions have been satisfied:

          (a) the Agent shall have received counterparts of this Amendment executed by the Borrower, each Guarantor (and any entity required to join the Credit Agreement as a Guarantor pursuant to Section 5.21 of the Credit Agreement), the Parent, the Agent and the Lenders constituting the Required Lenders;
          (b) after giving effect to this Amendment, no Event of Default or Default (with the sole exception of (i) the Specified Defaults or (ii) any Default or Event of Default arising solely from the inaccuracy of any representation or warranty contained in the Credit Agreement to the extent that any such inaccuracy exists solely because of the existence of any Specified Default) shall have occurred and be continuing;
          (c) the representations and warranties contained in Sections 5(a) and 7 hereof shall be true and correct; and
          (d) all legal matters related to this Amendment shall be satisfactory to Milbank Tweed Hadley & McCloy, LLP, counsel to the Agent.
     7. Representations and Warranties. Each Credit Party represents and warrants that before and after giving effect to this Amendment the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent (a) that any such representations and warranties specifically relate to an earlier date and (b) to the extent that any such representation or warranty would not be true and correct solely because of the existence of any Specified Default described on Schedule 1 hereto).
     8. Entire Agreement. This Amendment constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.
     9. Further Assurances. At any time and from time to time, upon the Agent’s request at the instruction of the Required Lenders and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent, at the instruction of the Required Lenders, reasonably deems necessary to effect the purposes of this Amendment.
     10. Fundamental Documents. This Amendment shall constitute a Fundamental Document.
     11. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Forbearance Agreement or the Credit Agreement or a waiver of any Event of Default under the Credit Agreement. The Forbearance Agreement and the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by the Forbearance Agreement (including this Amendment). As used in the Forbearance Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Forbearance Agreement as modified by this Amendment.
     12. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.
     14. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.
     15. Public/Private Information. Each of the Lenders acknowledges that information furnished to it pursuant to this Amendment may include material non-public information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws. All such information, including requests for waivers and amendments, furnished by the Borrower pursuant to, or in the course of administering, this Amendment, will be syndicate-level information, which may contain material non-public information about the Borrower and its related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Agent that it has identified in its “Administrative Questionnaire” a credit contact who may receive information that may contain material non-public Information in accordance with its compliance procedures and applicable law.
     16. Agent Capacity. Wilmington Trust FSB is entering into this Agreement not individually but rather solely in its capacity as the Agent for the Lenders pursuant to the Credit Agreement, and shall have no personal liability to any other party hereto, except in case of its own gross negligence or willful misconduct. This Agreement is entered into in connection with the Credit Agreement and the Agent shall be fully protected in respect of this Agreement as provided in the Credit Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER: RHI ENTERTAINMENT, LLC
By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

PARENT: RHI ENTERTAINMENT HOLDINGS II, LLC
By:	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to RHI Second Lien Forbearance Agreement

GUARANTORS: RHI ENTERTAINMENT DISTRIBUTION, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec VP, General Counsel and Secretary

RHI ENTERTAINMENT PRODUCTIONS, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec VP, General Counsel and Secretary

LIBRARY STORAGE, INC
By:	/s/ Michael Scarpelli
Name; Michael Scarpelli
	Title:	Vice President and Secretary

RHI INTERNATIONAL DISTRIBUTION, INC.
By:	/s/ Michael Scarpelli
Name; Michael Scarpelli
	Title:	Vice President and Secretary

RHI ENTERTAINMENT LTD.
By:	/s/ Peter von Gal
	Name:	Peter von Gal
	Title:	Director

Signature Page to Amendment No. 1 to RHI Second Lien Forbearance Agreement

AGENT: WILMINGTON TRUST FSB, as Agent
By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Assistant Vice President

Signature Page to Amendment No. 1 to RHI Second Lien Forbearance Agreement

LENDERS: JPM MEZZANINE CAPITAL, LLC as Lender
By:	/s/ AIZEJ A. RABBAM
	Name:	AIZEJ A. RABBAM
	Title:	VICE PRESIDENT

Signature Page to Amendment No. 1 to RHI Second Lien Forbearance Agreement

CALIFORNIA BANK & TRUST, as Lender
By:	/s/ Thomas Betournay
Name: Thomas Betournay
Title: VP

Signature Page to Amendment No. 1 to RHI Second Lien Forbearance Agreement

SCHEDULE 1
Specified Defaults
1.	Any Default or Event of Default arising under Section 7(c) of the Credit Agreement as a result of a failure of the Borrower and the Guarantors to pay interest as and when due under the Credit Agreement.

2.	Any Default or Event of Default arising under Section 6.18 of the Credit Agreement [Covenant against modifications to material contracts that are materially adverse to the Lenders] as a result of having caused certain receivables from Crown Media to become scheduled to be paid subsequent to December 31, 2009.

3.	Any Default or Event of Default arising solely as a result of the existence of the Base Cash Flow Schedule or any rolling 13-week update relating thereto or arising under Section 7(g) of the Credit Agreement as a result of the implementation thereof.

4.	Any Default or Event of Default arising under Section 6.21 of the Credit Agreement. [Coverage Ratio]

5.	Any Default or Event of Default arising under Section 7(g) of the Credit Agreement as a result of a failure of the Borrower and the Guarantors to pay interest as and when due on the First Lien Facility.

6.	Any Default or Event of Default arising under Section 7(g) of the Credit Agreement as a result of a failure of the Credit Parties to make deferred purchase price payments in excess of $17,000,000.

7.	Any Default or Event of Default arising under Section 7(g) of the Credit Agreement as a result of a failure to pay rent at the Borrower’s company headquarters.

8.	Any Default or Event of Default arising under Section 6.19 of the Credit Agreement [No Negative Pledge] in connection with the pledge agreement, dated May 22, 2009, between the Borrower and American Express with respect to the deposit account numbered 001-01150-8 maintained by the Borrower with American Express.

9.	Any Default or Event of Default arising under Section 7(h) of the Credit Agreement as a result of any public filing by Public Co. with the U.S. Securities and Exchange Commission that admits an inability of Public Co., Parent, any Credit Party or any of their respective Subsidiaries, or any group of the foregoing taken as a whole, to pay its debts when due, and any subsequent republication thereof.

10.	Any Default or Event of Default arising under Section 6.7 of the Credit Agreement as a result of the notices of assignment or directions to pay that were inadvertently sent by the Credit Parties to Channel 5 in connection with the Items of Product currently entitled “National Tree” and “Fairfield Road” directing Channel 5 to make each of its £28,000 per film payments to Cypress Films directly in lieu of making these payments to the Credit Parties.

SCHEDULE 2
Deposit Accounts

						Account
				Balance as		Control
				of February		Agreement
Depository	Account	Credit		19, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
JP Morgan Chase	RHI Entertainment LLC	Yes	304-671096	10,000	Petty Cash	Yes
JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689211	—	Collection Account	Yes
JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689254	256,171	Operating Account	Yes
JP Morgan Chase	RHI Entertainment LLC	Yes	314-006591	25,662,131	Operating Account	Yes
JP Morgan Chase	RHI Entertainment LLC	Yes	323-410537	80,189	Insurance /FSA Account	Yes
JP Morgan Chase	RHI Entertainment LLC	Yes	323-047165	25,772	Payroll Account	Yes
JP Morgan Chase	RHI Entertainment LLC	Yes	324-330332	—	Collection Account	Yes
JP Morgan Chase	RHI Entertainment Distribution LLC	Yes	304-959251	—	Collection Account	No
JP Morgan Chase	RHI International Distribution Inc.	Yes	601-893506	—	Checking Account	Yes
JP Morgan Chase	RHI Entertainment LLC	Yes	615-536158	—	Checking Account	Yes

						Account
				Balance as		Control
				of February		Agreement
Depository	Account	Credit		19, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
JP Morgan Chase	RHI Entertainment Productions LLC	Yes	758-683403	—	Collection Account	No
JP Morgan Chase	Library Storage Inc	Yes	799-760657	—	Checking Account	No
JP Morgan Chase	Library Storage Inc	Yes	799-760632	13,410	Operating Account	No
American Express	RHI Entertainment LLC	Yes	001-011150-8	400,000	CD Account	No
Israel Discount Bank	RHI Entertainment LLC	Yes	03-49130	250,128	Operating Account	Yes
California Bank & Trust	RHI Entertainment LLC	Yes	324-0329751	9,227	Operating Account	Yes
Barclays Bank	RHI Entertainment Ltd	Yes	30403261	63,191	Operating Account	Yes*
Commonwealth Bank of Australia	RHI Entertainment Australia Pty Ltd	No	062-438-1009- 6303	102,967	Operating Account	No
Barclays Bank	RHI Entertainment Ltd	Yes	80374636	157	Production Account	No
HVB Hungarian Bank	DTS Productions Ltd	No	10918000000000 367110017	—	Production Account	No
HVB Hungarian Bank	DTS Productions Ltd	No	109180010000000 367110024	—	Production Account	No
Barclays Bank	SFR Ltd	No	60655376	—	Production Account	No
Barclays Bank	SFR Ltd	No	40047678	2,609	Production Account	No
Barclays Bank	SFR Ltd	No	68372755	—	Production Account	No
Barclays Bank	SFR Ltd	No	86918211	472	Production Account	No
HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110027	—	Production Account	No
HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110010	—	Production Account	No

Account
				Balance as		Control
				of February		Agreement
Depository	Account	Credit		19, 2010	Nature of	(“yes” or
Institution	Name	Party?	Account Number	(in $US)	Account	“no”)
Royal Bank of Scotland	RHI Entertainment LLC	Yes	10154958	—	Production Account	No
JPMorgan Chase	NGP Holding	No	323-317-014	—	Production Account	No

*	By operation of the Debenture, dated February 10, 2010.

SCHEDULE 3
Per-Subsidiary Breakdown of Gross Asset Values of Non-Credit Party Subsidiaries

Gross asset
value as of
February 19,
	Credit	2010 (in $US)
Entity	Party?	(000’s)
Metropolitan Productions, Inc	No	—
Don Quixote, Inc	No	—
HE PRO Tunes, Inc.	No	—
HEP Music, Inc.	No	—
HEP SS Music, Inc	No	—
SLB Productions, Inc	No	—
RHI Entertainment Australia Pty. Ltd.	No	82
Southern Whale Pty Ltd	No	—
Wayzgoose Concerts Services BV	No	—
RHI Entertainment Kft	No	—
NGP Holding Inc	No	—
HEGOA Inc.	No	—
Independent Projects, Inc.	No	—
HEDAUS Pty Limited	No	—
DTS Productions Limited	No	—
Thistle Management Ltd	No	—
SFR Limited	No	3

	Total Asset Value	$85